UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report  —  January 31, 2008

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin  54956-0669

 (Address of principal executive offices)

Registrant’s telephone number, including area code:   (920) 727-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                       ELECTION OF DIRECTOR

On January 31, 2008, Ms. Holly Van Deursen was elected to the Board of Directors of Bemis Company, Inc.  Ms. Van Deursen was most recently an executive in the petrochemical industry and is currently a director of Anson Industries and Petroleum Geo-Services.  Ms. Van Deursen has held a variety of leadership positions at British Petroleum and Amoco Corporation in Chicago, London and Hong Kong.  She was Group Vice President of the Chicago division of Petrochemicals for British Petroleum from 2003 to 2005, and Group Vice President of Strategy, based in London, from 2001 to 2003.  Ms. Van Deursen holds a Bachelor of Science degree in Chemical Engineering from the University of Kansas and a Masters of Business Administration from the University of Michigan.

Ms. Van Deursen will serve on the Audit Committee of the Board of Directors.

ITEM 5.02                                       ELECTION OF OFFICER

On January 31, 2008, Henry J. Theisen was elected to the position of Chief Executive Officer of Bemis Company, Inc.  Mr. Theisen has served as President of Bemis Company since 2007 and Chief Operating Officer since 2003.  Mr. Theisen succeeds Jeffrey H. Curler, who will continue as Executive Chairman of Bemis Company, Inc.

Information regarding Mr. Theisen’s biography, business experience, family relationships, compensation, and transactions with the Company is available in our Proxy Statement dated March 23, 2007, which is incorporated by reference to this Form 8-K.

ITEM 5.02                                       RETIREMENT OF DIRECTOR

On January 31, 2008, Mrs. Nancy Parsons McDonald, following the Board’s mandatory retirement policy, resigned as a member of the Bemis Company Board of Directors.  Mrs. McDonald had been a member of the Bemis Board of Directors since 1982.

SIGNATURES

                Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Gene C. Wulf
Gene C. Wulf, Senior Vice President
and Chief Financial Officer

Date	February 4, 2008